UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 7, 2012

(Date of earliest event reported)

VISTA GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

On August 7, 2012 the registrant provided its financial results and highlights for the second quarter ended June 30, 2012. Management’s quarterly conference call to discuss these results is scheduled for 9:00 a.m. MDT on August 10, 2012.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulatory authorities.

Second Quarter 2012 Highlights:

•                  Released further positive results from the Mt. Todd gold project’s resource conversion drilling program;

•                  Based on the favorable drilling program results, announced our decision to revise the scope of the Mt. Todd gold project feasibility study to incorporate an increased throughput rate of the processing facility;

•                  Announced encouraging metallurgical test results from the Mt. Todd gold project’s heap leach pad, which results support our goal of recovering gold from the heap leach pad while constructing the larger Mt. Todd gold project;

•                  Released further high-grade assay results from the drilling program at the Guadalupe de los Reyes gold/silver project in Mexico that are anticipated to be incorporated into a preliminary economic assessment later this year;

•                  Continued to add key personnel to our team, including John (Jack) F. Engele as Sr. Vice President and Chief Financial Officer and Seth L. Foreman as Vice President Corporate Development; and

•                  Closed a non-brokered private placement with net proceeds of $14.5 million subsequent to quarter end.

Fred Earnest, the Company’s President and Chief Executive Officer, commented, “We are continuing to execute our business goals for the year and I am looking forward to a number of key milestones through the rest of 2012.  I am pleased that, even in these difficult markets, we were able to raise capital on good terms, and am appreciative of the long-term shareholder support that made it possible.  The remainder of 2012 will be exciting for the Company as we progress toward completing an updated mineral resource estimate at the Mt. Todd gold project and a preliminary economic assessment on the Guadalupe de los Reyes gold/silver project.  We also look to complete the feasibility study on the Mt. Todd gold project late this year or early in 2013.”

Summary of Second Quarter 2012 Financial Results

We reported a net loss of $30.5 million or $0.42 per share for the three months ended June 30, 2012. This loss includes an unrealized $35.0 million mark-to-market loss on our investment in Midas Gold Corp. (“Midas”), partly offset by $13.2 million of deferred tax benefit. The decline in the value of our Midas shares is consistent with the continued decline in equity values within the junior gold sector. During the three month period ended June 30, 2011, we reported net income of $47.8 million, or $0.69 per basic and diluted share. The 2011 results included an unrealized gain of approximately $78 million that was recognized upon the completion of the combination transaction with Midas, and was partly offset by $23.6 million in deferred taxes.

Cash and cash equivalents at June 30, 2012 totaled $7.5 million, compared to $14.8 million at March 31, 2012. During the quarter, $6.6 million of this $7.3 million decrease was used for drilling, permitting and development activities at our Mt. Todd gold project and the exploration program and preliminary economic assessment at our Guadalupe de los Reyes gold/silver project; and $1.8 million was used for General and Administrative expenses.  During the quarter, the Company received $1.1 million from the exercise of warrants.

On July 30, 2012, we closed a non-brokered private placement equity offering which provided $14.5 million net proceeds to the Company.  The Company has no debt.  Proceeds from the private placement will be used to continue our technical evaluations and engineering studies, exploration and resource conversion drilling and water treatment at the Mt. Todd gold project, and for general corporate purposes.

To review the Company’s Quarterly Report on Form 10-Q for the three-month and six-month periods ended June 30, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites:  www.sedar.com, www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal quarter ended June 30, 2012 and to discuss corporate and project activities is scheduled for Friday, August 10, 2012 at 9:00 a.m. MDT.

Toll-free in North America:  1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location

http://www.snwebcastcenter.com/event/?event_id=2981

This call will be archived and available at www.vistagold.com after August 10, 2012.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 399275.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD

On August 7, 2012 the Registrant issued a press release providing its financial results and highlights for the second quarter ended June 30, 2012.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1         Press Release dated August 7, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
(Registrant)

Dated: August 10, 2012	By:	/s/John F. Engele
John F. Engele
Chief Financial Officer